EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No. 33-44851, No.
333-35085 and No. 333-35175) on Form S-8 and (No. 333-42315, No. 333-44439 and
No. 333-39381) on Form S-3 of Pioneer Natural Resources Company and subsidiaries of our report dated February 2, 1999, with respect to the consolidated financial statements of Pioneer Natural Resources Company included in this Annual Report on Form 10-K for the year ended December 31, 1998.


                                                  /s/ Ernst & Young LLP



Dallas, Texas
March 23, 1999